Exhibit 10.2                                                      Execution Copy
                                                                  --------------

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT ("Agreement",) is made and entered into as of August 1, 2002 between Rainmaker Software, Inc., a corporation organized under the laws of the State of Delaware ("Rainmaker"), ASA International Ltd., a corporation organized under the laws of the State of Delaware and the parent of Rainmaker (the "Parent"), and Harry W. Margolis, an individual residing at 27 Stonebrier Way, Frisco, Texas 75034 ("HWM").

         The parties hereby agree as follows:

     1.    Employment:

     Rainmaker hereby employs HWM, with such duties, authority and powers as are determined from time-to-time by Rainmaker. During the Term (as defined below) of this Agreement, HWM shall not undertake any business activities which are (a) competitive with those of Rainmaker or (b) which would materially interfere with HWM's obligation to devote substantially all of his time and efforts to the business of Rainmaker.

     2.    Term of Agreement:

     This agreement commences on the date hereof and terminates on December 31, 2002 (the "Term"). Rainmaker shall have the right, on written notice to HWM, to terminate HWM's employment prior to the end of the Term (a) immediately at any time for Cause; or (b) at any time without Cause, provided Rainmaker shall be obligated to continue to pay to HWM his Salary (as defined below) and benefits for the remainder of the Term. For purposes of this Agreement, "Cause" shall mean (i) the falseness of any warranty or representation by HWM herein; (ii) fraud or embezzlement involving assets of Rainmaker, its customers, suppliers, or affiliates, or other misappropriation of the Rainmaker's assets or funds;
(iii) HWM's conviction of a criminal felony offense; (iv) the willful breach or habitual neglect of HWM's obligations under this Agreement or his duties as an employee of Rainmaker, which breach or neglect is not cured within fifteen (15) days of notice of the breach or neglect; or (v) habitual use of drugs.

     3.    Compensation:

     HWM's compensation shall be the sum of $10,000 per month ("Salary"), payable in accordance with Rainmaker's normal payroll practices. No severance pay or similar payments shall be due to HWM upon the termination of this Agreement.

     4.    Miscellaneous

     i. During the Term of this Agreement Rainmaker shall: (a) reimburse HWM for the lease charges, gasoline and insurance costs associated with operating HWM's currently leased automobile; (b) pay all health insurance premiums for HWM and his spouse for coverage under Rainmaker's group health insurance policy and reimburse HWM for all medical expenses incurred during the Term of this

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Agreement which are not covered by such health insurance policy and which are documented in writing to the reasonable satisfaction of Rainmaker; and (c) reimburse HWM for the expenses for telephone, internet access and similar expenses reasonably necessary to permit HWM to work out of his home. During the Term of this Agreement, HWM shall be eligible to participate in all other benefit programs that are offered to employees of Rainmaker generally.

     ii. Upon the execution of this Agreement, Rainmaker shall deposit the sum of $74,000 into a separate interest-bearing bank account (the "Insurance Fund", which shall include any interest earned on the funds held therein). Beginning on January 1, 2003, Rainmaker shall, at the election of HWM, either (a) reimburse HWM or (b) pay to health insurance companies or medical providers as directed by HWM, solely from the Insurance Fund, any amounts paid or payable by or on behalf of HWM for health insurance and/or medical costs that are not covered by health insurance. Rainmaker shall provide such reimbursement or direct payment to third parties upon receipt from HWM of documentation showing the amount and nature of such costs, but Rainmaker shall have no obligation or responsibility to determine the accuracy of such documentation. Rainmaker's obligations hereunder shall be limited solely to reimbursing HWM or paying to third parties on behalf of HWM as he directs, documented costs from the Insurance Fund, and upon the distribution to HWM or payment to third parties of all funds in the Insurance Fund, Rainmaker shall have no further obligations or responsibility to HWM hereunder. HWM shall have the sole right and obligation to obtain health insurance for himself and his family beginning January 1, 2003, subject to any rights HWM may have under COBRA to continue to participate in Rainmaker's group health insurance program. Notwithstanding anything to the contrary in this
Section 4(ii), HWM may at any time notify Rainmaker to deliver to HWM all funds then remaining in the Insurance Fund, and upon such delivery Rainmaker shall have no further obligations hereunder.

     iii. HWM has and will acquire confidential information by virtue of his employment with Rainmaker. HWM agrees to keep such information confidential. In the event of any breach, threatened or actual, by HWM, it is expressly agreed that, as the only remedy available to Rainmaker, Rainmaker shall be entitled as a matter of right to an injunction to prevent such breach without the necessity of posting a bond. If HWM challenges the right of Rainmaker to obtain an injunction and a Court of competent jurisdiction determines that as a matter of law the remedy of injunction is not available, or if HWM violates the terms of any such injunction, then Rainmaker may then seek damages.

     iv. All inventions, tradenames, trademarks, copyrights, improvements, processes, devices and computer software made, discovered or developed by HWM during the term of his employment with Rainmaker which may be directly or indirectly useful in or which relate to any phase of the business in which Rainmaker is engaged, is actively planning to be engaged or in which Rainmaker or its predecessors have been engaged, shall be the sole and exclusive property of Rainmaker. Upon the request and at the expense of Rainmaker, HWM shall make application in due form to any domestic or foreign registry requested by Rainmaker for patents, trademarks, copyrights or similar protection and will assign to Rainmaker all his rights, title and interest to said inventions, improvements, processes, devices, computer software, patents, trademarks, tradenames and copyrights, and shall execute any instruments necessary or which

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Rainmaker may deem desirable and will cooperate with Rainmaker in all respects in connection with any continuations, renewals or reissues of patents, trademarks, tradenames, copyrights or similar protection or in the conduct of any proceedings or litigation in regard thereto. Upon termination of employment with Rainmaker, HWM agrees to deliver to Rainmaker all records, documents, data and computer media records of Rainmaker in his possession or custody. Notwithstanding the foregoing, upon termination of employment, HWM shall have a perpetual non-exclusive free license to use, improve, sell or license any of computer software, invention, process, device or improvement developed by or under the direction of HWM during his employment with Rainmaker, so long as HWM's activities in this area are not competitive with the activities or planned activities of Rainmaker at the time of the termination of this employment.

     5. Split Dollar Agreement. Rainmaker acknowledges and agrees that Rainmaker has, by operation of law as a result of the merger of CompuTrac, Inc. with and into Rainmaker, succeeded to the interests of CompuTrac, Inc. under (i) that certain Agreement and Conditional Collateral Assignment by and between HWM and CompuTrac, Inc. dated as of February 1, 2001, a copy of which is attached hereto as Exhibit A (the "Split Dollar Agreement") and (ii) that certain Split Dollar Default Cure Agreement between HWM and CompuTrac, Inc. dated as of December 31, 2001, a copy of which is attached hereto as Exhibit B (the "Cure Agreement" and with the Split Dollar Agreement, the "Life Insurance Agreements"). Rainmaker does hereby accept the terms, conditions, benefits and obligations of the Life Insurance Agreements. Each reference in the Life Insurance Agreements to CompuTrac, Inc. shall be deemed to be a reference to Rainmaker from and after the date hereof.

     6. Assignment. This Agreement and the rights and obligations of the p arties hereto shall bind and inure to the benefit of any successor or successors of Rainmaker by reorganization, merger, or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of Rainmaker, neither this Agreement nor any rights or benefits hereunder may be assigned by Rainmaker or by HWM, except by operation of law.

     7. Notices. Any notice which Rainmaker is required to or may desire to give HWM shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to HWM at HWM's address of record with Rainmaker, or at such other place as HWM may from time to time designate in writing. Any notice which HWM are required or may desire to give to Rainmaker hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to Rainmaker at its principal office, or at such other office as Rainmaker may from time to time designate in writing. The date of personal delivery or the date of mailing any notice under this
Section 7 shall be deemed to be the date of delivery thereof.

     8. Waivers. If either party should waive any breach of any provision of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

     9. Complete Agreement; Amendments. The is the entire agreement of the parties with respect to the subject matter hereof, superseding any previous oral

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or written communications, representations, understandings, or agreements between HWM and either Rainmaker or CompuTrac, Inc. or any officer or representative thereof. Any amendment to this Agreement or waiver by Rainmaker of any right hereunder shall be effective only if evidenced by a written instrument executed by the parties hereto, upon authorization of Rainmaker's Board of Directors.

     10. Headings. The headings of the Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement.

     11. Counterparts. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

     12. Governing Law. This Agreement shall be governed by and construed under Massachusetts law.

     13. Guarantee. The Parent hereby guarantees the obligations of Rainmaker hereunder.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     Rainmaker Software, Inc.


                                     By:        /s/Terrence C. McCarthy
                                            ----------------------------

                                     Name:      Terrence C. McCarthy
                                            ----------------------------
                                     Title:     Vice President
                                            ----------------------------


                                     ASA International Ltd.


                                     By:        /s/Terrence C. McCarthy
                                            ----------------------------

                                     Name:      Terrence C. McCarthy
                                            ----------------------------
                                     Title:     VP & Treasurer
                                            ----------------------------



                                            /s/Harry W. Margolis
                                            ------------------------------
                                            Harry W. Margolis

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